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                               JARDEN CORPORATION
                           RESTRICTED STOCK AGREEMENT

         This AGREEMENT, dated as of the 8th day of May, 2003, by and between Jarden Corporation, a Delaware corporation (the "Corporation"), and Ian G.H. Ashken (the "Restricted Stockholder").

                              W I T N E S S E T H :

         WHEREAS, the Restricted Stockholder is an employee of the Corporation;

         WHEREAS, the Corporation wishes to provide the Restricted Stockholder with an opportunity to increase his participation in the ownership of the Corporation and its future growth through the grant of an opportunity to acquire common stock of the Corporation, $.01 par value per share (the "Common Stock"); and

         WHEREAS, with respect to the Restricted Stockholder's employment, his performance can be measured, in part, by the per share stock price of the Common Stock.

         NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

         1. GRANT OF RESTRICTED SHARES. (a) Pursuant to the provisions of the Jarden Corporation 2003 Stock Incentive Plan (the "Plan"), effective as of May 8, 2003 (the "Date of Grant"), the Corporation hereby grants to the Restricted Stockholder 50,000 shares of Common Stock (the "Restricted Shares"), subject to all of the terms and conditions of this Agreement and the Plan. As more fully described below, the Restricted Shares are subject to forfeiture by the Restricted Stockholder if certain criteria are not satisfied.

                  (b) All capitalized terms used herein but not defined shall have the meanings given to such terms in the Plan.

         2.       VESTING PERIOD.

                  (a) Vesting. The Restricted Shares shall vest and become nonforfeitable upon the earlier of:

                    (i) the date that the per share stock price of the Common
                        Stock equals or exceeds forty dollars ($40.00), subject to adjustment pursuant to Section 18.4 of the Plan or as otherwise mutually agreed in writing between the parties; or

                    (ii) the date there is a Change-of-Control Event of the
                        Company.
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                  (b) Termination of Employment other than as a Result of Death.
If the Restricted Stockholder's employment with the Corporation is terminated, other than by the Corporation without Cause or by the death or Disability of the Restricted Stockholder, prior to the satisfaction of the vesting provisions set forth in Section 2(a) hereof, no further portion of his or her Restricted Shares shall become vested pursuant to this Agreement and such unvested Restricted Shares shall be forfeited effective as of the date that the Restricted Stockholder's employment with the Corporation is terminated.

                  (c) Termination of Employment as a Result of Death or Disability. If the Restricted Stockholder ceases to be an employee of the Corporation because of his or her death or Disability prior to the satisfaction of the vesting provisions set forth in Section 2 hereof, notwithstanding anything to the contrary contained in the Stockholders Agreement or otherwise, all unvested Restricted Shares shall become vested and nonforfeitable automatically as of the date of the Restricted Stockholder's death or Disability.

         3. NON-TRANSFERABILITY. Until the Restricted Shares shall be vested and until the satisfaction of any and all other conditions specified herein, the Restricted Shares may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the Restricted Stockholder, except upon the written consent of the Committee.

         4. NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in this Agreement shall confer upon the Restricted Stockholder any right with respect to continuance of employment by the Corporation, nor shall it interfere in any way with the right of Corporation to terminate the Restricted Stockholder's employment at any time. THIS AGREEMENT DOES NOT CONSTITUTE AN EMPLOYMENT CONTRACT. THIS AGREEMENT DOES NOT GUARANTEE EMPLOYMENT FOR THE LENGTH OF TIME OF THE VESTING PERIOD OR FOR ANY PORTION THEREOF.

         5. RESTRICTED STOCKHOLDER BOUND BY PLAN. The Restricted Stockholder hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of this Agreement shall control. The Restricted Stockholder agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee upon any questions arising under the Plan.

         6. SECTION 83(B) ELECTION. If the Restricted Stockholder files an election with the Internal Revenue Service to include the Fair Market Value of any Restricted Shares in gross income as of the Date of Grant, the Restricted Stockholder agrees to promptly furnish the Corporation with a copy of such election, together with the amount of any federal, state, local or other taxes required to be withheld to enable the Corporation to claim an income tax deduction with respect to such election.

         7. RIGHTS AS STOCKHOLDER. So long as the Restricted Shares are not forfeited pursuant to Section 2(b) hereof, the Restricted Stockholder shall have certain rights as
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holder of Common Stock with respect to Restricted Shares, including the right to vote and the right to receive dividends, if any, subject, however to the terms, conditions, and restrictions described in this Agreement or the Plan. Notwithstanding the preceding sentence, the Company will hold the certificate representing the Restricted Shares awarded until the vesting provisions set forth in Section 2(a) hereof have been satisfied.

         8. WITHHOLDING TAXES. The Restricted Shares will be subject to any federal, state, or local taxes of any kind required by law at the time the Restricted Shares vest and become nonforfeitable. By accepting the Restricted Shares, the Restricted Stockholder agrees to satisfy federal, state and local withholding requirements prior to the delivery of any certificate or certificates for such Restricted Shares by one of the following methods: (i) writing a check to the Company equal to the required withholding amount or (ii) electing, in writing, to have the Company retain a number of Restricted Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined.

         9. NOTICES. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices at 555 Theodore Fremd Avenue, Rye, New York 10580. Any notice required to be given or delivered to the Restricted Stockholder shall be in writing and addressed to the Restricted Stockholder at the address shown beneath such Restricted Stockholder's name on the signature page attached hereto or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by facsimile.

                            (signature page follows)



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         IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by a duly authorized officer and the Restricted Stockholder has executed this Agreement as of the 8th day of May, 2003.

                                            JARDEN CORPORATION


                                        By: /s/ Martin E. Franklin
                                            ----------------------
                                            Name: Martin E. Franklin
                                            Title: Chairman and
                                                   Chief Executive Officer



                                            RESTRICTED STOCKHOLDER


                                            /s/ Ian G.H. Ashken
                                            -------------------
                                            Name: Ian G.H. Ashken
                                            Address: 22 Bluewater Hill
                                                     Westport, CT 06880